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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-32805, No. 333-02857, No. 333-02859, No. 333-42769 and No. 33-32970, No.
333-54958 and No. 333-54960 of Zila, Inc. on Form S-8 and Registration Statements No. 33-46239, No. 333-06019, No. 333-00645, No. 333-31651 and No.
333-43097 of Zila, Inc. on Form S-3 of our report dated November 12, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 19) appearing in this Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 2002.



DELOITTE & TOUCHE LLP
Phoenix, Arizona
November 12, 2002